SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN THE PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Meridian Bioscience, Inc.

(Name of Registrant as Specified in Its Charter)

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MERIDIAN BIOSCIENCE, INC.
3471 River Hills Drive
Cincinnati, Ohio 45244
www.meridianbioscience.com

Notice of Annual Meeting
and Proxy Statement

Dear Shareholder:

Our Annual Meeting of Shareholders will be held at 2:00 p.m. on January 20, 2005 at Holiday Inn, 4501 Eastgate Boulevard, Cincinnati, OH 45245. We hope you will attend.

At the meeting, you will hear a report on our operations and have a chance to meet your directors and executive officers.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

Please complete, sign, date, and return your proxy card promptly in the enclosed envelope.

Sincerely yours,

/s/ William J. Motto

William J. Motto
Chairman of the Board

December 22, 2004

NOTICE OF ANNUAL MEETING
OF
SHAREHOLDERS OF MERIDIAN BIOSCIENCE, INC.

Time:

     2:00 p.m., Eastern Time

Date:

     January 20, 2005

Place:

     Holiday Inn
     4501 Eastgate Boulevard
     Cincinnati, OH 45245

Purpose:

•	Elect directors

•	Approve the Meridian Bioscience, Inc. 2004 Equity Compensation Plan

•	Ratify appointment of Grant Thornton LLP as Meridian’s independent public accountants for fiscal year 2005

•	Conduct other business if properly raised

     Only shareholders of record on December 1, 2004 may vote at the meeting. The approximate mailing date of this Proxy Statement and accompanying Proxy Card is December 22, 2004.

     Your vote is important. Please complete, sign, date, and return your proxy card promptly in the enclosed envelope.

     /s/ Melissa Lueke

     Melissa Lueke
     Secretary

     December 22, 2004

GENERAL INFORMATION

Who may vote

Shareholders of Meridian, as recorded in our stock register on December 1, 2004, may vote at the meeting. As of that date, Meridian had 15,084,536 shares of Common Stock outstanding.

How to vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How proxies work

Meridian’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates, in favor of the 2004 Equity Compensation Plan and in favor of the ratification of appointment of Grant Thornton LLP as Meridian’s independent public accountants for fiscal year 2005.

If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying Meridian’s Secretary in writing at the address under “Questions?” on page 23.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

The six director candidates receiving the most votes will be elected to fill the seats on the Board. Approval of the 2004 Equity Compensation Plan and the ratification of appointment of accountants each requires the favorable vote of a majority of the votes cast. Only votes for or against these proposals count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal.

Other Matters

Any other matters considered at the meeting, including adjournment, will require the affirmative vote of a majority of the votes cast.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

The Nominating Committee of the Board of Directors has nominated for re-election all of the following current directors: James A. Buzard, John A. Kraeutler, Gary P. Kreider, William J. Motto, David C. Phillips and Robert J. Ready.

Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder sees fit. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to the President, a Vice President or the Secretary of Meridian not less than 48 hours prior to the Annual Meeting. The proxies solicited include discretionary authority to cumulate votes.

Four of our six nominees are not Meridian employees. Only non-employee directors serve on Meridian’s Audit, Compensation and Nominating committees. All Meridian directors are elected for one-year terms. Personal information on each of our nominees is given below.

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The Board recommends you vote FOR each of the following candidates:

James A. Buzard, Ph.D. Director since 1990 Age: 77	James A. Buzard, Ph.D. was Executive Vice President of Merrell Dow Pharmaceuticals Inc. from March 1981 until December 1989. From December 1989 until his retirement in February 1990, he was Vice President of Marion Merrell Dow, Inc. He has been a business consultant since February 1990.

John A. Kraeutler Director since 1997 Age: 56	John A. Kraeutler has more than 25 years of experience in the medical diagnostics industry and joined Meridian as Executive Vice President and Chief Operating Officer in January 1992. In July 1992, Mr. Kraeutler was named President of Meridian. Before joining Meridian, Mr. Kraeutler served as Vice President, General Manager for a division of Carter-Wallace, Inc. Prior to that, he held key marketing and technical positions with Becton, Dickinson and Company and Organon, Inc.

Gary P. Kreider, Esq. Director since 1991 Age: 66	Gary P. Kreider serves as Chairman of the Compensation Committee and Board Secretary. Mr. Kreider has been a Senior Partner of the Cincinnati law firm of Keating, Muething & Klekamp, P.L.L., counsel to Meridian, since 1975. He is also an Adjunct Professor of Law in securities at the University of Cincinnati College of Law and a director of LSI Industries Inc.

William J. Motto Director since 1977 Age: 63	William J. Motto has more than 35 years of experience in the pharmaceutical and diagnostics products industries, is a founder of Meridian and has been Chairman of the Board since 1977. Before forming Meridian, Mr. Motto served in various capacities for Wampole Laboratories, Inc., Marion Laboratories, Inc. and Analytab Products, Inc., a division of American Home Products Corp.

David C. Phillips Director since 2000 Age: 66	David C. Phillips serves as Chairman of the Audit Committee. Mr. Phillips spent 32 years with Arthur Andersen LLP. His service with this firm included several managing partner leadership positions. After retiring from Arthur Andersen in 1994, Mr. Phillips became Chief Executive Officer of Downtown Cincinnati, Inc., which is responsible for economic revitalization of Downtown Cincinnati. Mr. Phillips retired from DCI in 1999 to devote full time to Cincinnati Works, Inc., an organization dedicated to reducing the number of people living below the poverty level by assisting them to strive towards self-sufficiency through work, and his financial consulting services. Mr. Phillips serves as a director of Cintas Corporation and Summit Family of Mutual Funds.

Robert J. Ready Director since 1986 Age: 64	Robert J. Ready serves as Chairman of the Nominating Committee. Mr. Ready founded LSI Industries Inc., Cincinnati, Ohio in 1976, which engineers, manufactures and markets commercial/industrial lighting and graphics products, and has served as its President and Chairman of its Board of Directors since that time.

APPROVAL OF THE 2004 EQUITY COMPENSATION PLAN
(Item 2 on the Proxy Card)

Meridian currently utilizes its 1996 Stock Option Plan, which has been approved by the Shareholders, to grant stock options to employees. The 1996 Stock Option Plan permits the granting of either incentive stock options or nonqualified stock options to all employees of Meridian. Additionally, the Company uses the 1999 Directors’ Stock Option Plan, which also has been approved by Shareholders, to grant non-qualified stock options to non-employee directors. As of December 1, 2004, there were options outstanding under these two plans for employees and non-employee directors to purchase 941,456 shares and there are

18,527 shares available for the grant of additional options.

Objectives of the 2004 Equity Compensation Plan

The purposes of this Plan are to enable Meridian and its subsidiaries to compete successfully in retaining and attracting key employees, directors and advisors of outstanding ability, to stimulate the efforts of such persons toward Meridian’s objectives and to encourage the alignment of their interests with those of Meridian’s shareholders.

Administration of the Plan

The Plan shall be administered by the Compensation Committee. The Committee shall have the authority to:

•	select eligible employees or advisors to whom awards may be granted;

•	determine the types and combinations of awards;

•	determine the number of Common Shares or monetary units which may be subject to each award;

•	determine the terms and conditions of each award; and

•	modify or waive certain restrictions, limitations, terms or conditions of previously granted awards in a manner consistent with the Plan.

Types of Awards

The Board of Directors desires additional flexibility regarding the type of equity compensation Meridian may award to employees and advisors in the future. Approval of the 2004 Equity Compensation Plan, as a replacement of the existing 1996 Stock Option Plan and the 1999 Directors’ Stock Option Plan, would provide such flexibility and allow equity compensation to be awarded in the following forms:

Stock Options

The Plan provides that the purchase price of Meridian’s Common Shares purchasable under any stock option (incentive stock option or non-qualified stock options) shall be determined by the Committee, provided that the purchase price of any incentive stock option shall not be less than 100% of the fair market value of Meridian’s Common Shares on the date that the option is granted. Payment of the purchase price for option shares must be made in cash unless some other form of consideration is approved by the Committee at or after grant.

The period of any option shall be determined by the Committee, but no stock option may be exercised later than ten years after the date of grant. The aggregate fair market value, determined at the date of grant of the incentive stock option, of Meridian’s Common Shares for which incentive stock options are exercisable for the first time during any calendar year as to any participant may not exceed $100,000. No person may receive options for more than 75,000 Common Shares in any twelve month period. Incentive stock options granted to persons owning more than 10% of the voting power of Meridian must be at 110% of fair market value and may not be for a term of more than five years.

Each non-employee director is granted a non-qualified option to purchase 2,317

Common Shares at the time of election or re-election to the Board of Directors.

Stock Appreciation Rights

A Stock Appreciation Right (SAR) represents the right to receive, for each unit awarded, cash and/or Common Shares of Meridian equal in value to the excess of the fair market value of one common share on the date of exercise of the SAR over the reference price per common share established on the date the SAR was granted. The Plan provides that the Committee may grant SARs to any eligible employee, advisor or non-employee director in accordance with terms and conditions established by the Committee. An SAR shall have a term of no longer than ten years from its grant date. SARs may be granted in tandem with stock options, or separately as a non-tandem SAR.

Restricted and Unrestricted Stock Awards

Restricted stock awards will consist of Meridian’s Common Shares which are subject to such conditions, restrictions and limitations as the Committee determines to be appropriate. With respect to Meridian’s shares awarded as restricted stock, after the full vesting of such awards the recipient shall have all rights of a shareholder of Meridian, including the right to vote and the right to receive cash dividends. Upon termination of employment during the restriction period, all restricted stock shall be forfeited subject to such exceptions as are authorized by the Committee as to termination of employment, retirement, disability, death or special circumstances. The Committee may also issue unrestricted shares on a bonus basis for no cash consideration.

Performance Awards

The Plan provides that the Committee may, in its discretion, grant Performance Awards to eligible employees and advisors. A Performance Award shall consist of the right to receive either Common Shares or cash of an equivalent value, or a combination of both, at the end of a specified performance period or a fixed dollar amount payable in cash or Common Shares, or a combination of both, at the end of a specified performance period. The Committee shall determine the eligible employees and advisors to whom and the time or times at which Performance Awards shall be granted, the number of Common Shares or the amount of cash to be awarded to any person, the duration of the period during which, and the conditions under which a participant’s Performance Award will vest, and any other terms and conditions of the Performance Award. The Committee may condition the grant or vesting of a Performance Award upon the attainment of specified performance goals; the appreciation in the fair market value, book value or other measure of value of the Common Shares; the performance of the Company based on earnings or cash flow; or such other factors or criteria as the Committee shall determine.

Other Stock Unit Awards

The Plan provides that the Committee is authorized to grant to eligible employees of Meridian and its affiliates, either alone or in addition to other awards granted under the Plan, awards of Common Shares or other securities of Meridian or any subsidiary of Meridian and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares or other securities of Meridian or any Meridian subsidiary (“Other Stock Unit Awards”). Other Stock Unit Awards may be paid in cash, Common Shares, other property or in a combination thereof, as the Committee shall determine. The Committee shall determine the employees to whom Other Stock Unit Awards are to be made, the times at which such Awards are to be made, the number of Common Shares to be granted pursuant to such awards and all other conditions of such awards. Common Shares (including securities convertible into Common Shares) and other securities granted pursuant to Other Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Common shares (including securities convertible into Common Shares) and other securities purchased pursuant to purchase rights granted pursuant to Other Stock Unit Awards may be purchased for such consideration as the Committee shall determine, which price shall not be less than the fair market value of such Common Shares or other securities on the date of grant, unless the Committee otherwise elects.

Termination and Acceleration of Awards

Awards terminate immediately if employment is terminated for cause or violation of a written employment or non-competition agreement. Upon death, disability or retirement, options become exercisable to their full extent and may be exercisable for a period of one year after the date of death or disability, or 90 days in the case of retirement. In the case of a liquidation of Meridian or any merger in which it is not the survivor or in which 75% or more of its outstanding shares are converted in consideration other than stock, all awards will become exercisable for a period of at least 20 days after notice of the transaction, and thereafter will expire. If a Participant’s employment or service is involuntarily terminated without cause (as determined by the Committee in its sole discretion) during the twenty-four month period following a Change in Control of Meridian, all awards will also become exercisable in full. A Change in Control is deemed to have occurred if anyone, other than William J. Motto or his affiliates, becomes the beneficial owner, as defined under the Securities Exchange Act of 1934, of 25% or more of the voting power of Meridian or if there is a change in a majority of the Board of Directors effected without the approval of two-thirds of the then current directors.

Amendment and Termination of the 2004 Equity Compensation Plan

The Plan may be amended or terminated by the Board of Directors provided that no such action shall impair the rights of a participant without the participant’s consent and provided that no amendment shall be made without shareholder approval which shall increase the total number of Common Shares reserved for issuance under the Plan, or cause the Plan or any award granted under the Plan to fail to meet certain tax conditions.

Federal Income Tax Consequences

The grant of an option or Stock Appreciation Right will create no tax consequences for an optionee or Meridian. Upon exercising a non-qualified stock option or SAR, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of Common Shares on the date of exercise and Meridian will be entitled to a tax deduction for the same amount. There is no regular income tax consequence for the optionee upon an exercise of an incentive stock option, and no deduction is available to Meridian unless the Common Shares are sold within two years of the grant of the option or one year from its exercise, in which case the tax treatment will be that accorded to the exercise of a non-qualified option.

With respect to other awards granted under the Plan that are settled either in cash or in Common Shares, or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of Common Shares or other property received and Meridian will be entitled to a tax deduction for the same amount. With respect to awards that are settled in Common Shares or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the Common Shares or other property received at the first time the Common Shares or other property became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; Meridian will be entitled to a tax deduction for the same amount.

Shares Available for Award

The Board of Directors believes it appropriate for the 2004 Equity Compensation Plan to make available 650,000 Common Shares for potential awards in any of the manners described above. If the 2004 Equity Compensation Plan is approved, it is the intention of the Board of Directors that no more shares would be granted under the 1996 Stock Option Plan or the 1999 Directors’ Stock Option Plan. The per share closing price of Meridian’s Common Shares on December 1, 2004 was $17.36.

This description of the Plan is not complete and is qualified in its entirety to the Plan, as amended attached as Appendix A.

RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
(Item 3 on the Proxy Card)

Although not required, the Board is seeking shareholder ratification of the Audit Committee’s selection of Grant Thornton LLP as Meridian’s independent registered public accounting firm for the 2005 fiscal year. The affirmative vote of a majority of shares voting at the meeting is required for ratification. If ratification is not obtained, the Audit Committee intends to continue the employment of Grant Thornton at least through fiscal 2005. Representatives of Grant Thornton are expected to be present at the Shareholders’ Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

PricewaterhouseCoopers, LLP served as Meridian’s independent registered public accounting firm for fiscal 2004. On December 7, 2004 Meridian’s Audit Committee dismissed PricewaterhouseCoopers LLP as the independent registered public accounting firm engaged to audit its financial statements after a review by the Audit Committee of PricewaterhouseCoopers’ proposed auditing and Section 404 attestation reporting charges for fiscal 2005.

On December 14, 2004 Meridian’s Audit Committee engaged Grant Thornton LLP as its independent registered public accounting firm. The Audit Committee had previously reviewed proposals from Deloitte & Touche LLP, Grant Thornton LLP and Ernst & Young LLP.

PricewaterhouseCoopers’ report on Meridian’s financial statements for each of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During Meridian’s two most recent fiscal years and the subsequent interim periods preceding the dismissal of PricewaterhouseCoopers, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make a reference to the subject matter of the disagreement(s) in connection with its report. Meridian has authorized PricewaterhouseCoopers to respond fully to any inquiries by Grant Thornton.

PricewaterhouseCoopers did not advise Meridian either during its two most recent fiscal years or during the subsequent interim periods preceding Meridian’s decision to dismiss PricewaterhouseCoopers:

•	that the internal controls necessary for Meridian to develop reliable financial statements did not exist;

•	that information had come to its attention that had led it to no longer be able to rely on management’s representations, or that had made it unwilling to be associated with the financial statements prepared by management;

•	of the need to expand significantly the scope of its audit, or that information had come to its attention during the two most recent fiscal years or any subsequent interim periods that if further investigated might materially have impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report, or have caused it to be unwilling to rely on management’s representations or be associated with Meridian’s financial statements; or

•	that information had come to its attention that it had concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report, including information that, unless resolved to the accountant’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements.

During the two most recent fiscal years and during the interim period prior to engaging Grant Thornton, neither Meridian nor anyone on its behalf consulted Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion that might be rendered on Meridian’s financial statements, and no written report or oral advice was provided to Meridian that Grant Thornton concluded was an important factor considered by Meridian in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement or a reportable event.

PricewaterhouseCoopers furnished Meridian with a letter addressed to the Securities and Exchange Commission related to the disclosures in our current report on Form 8-K filed with the Commission on December 13, 2004. The letter was filed as Exhibit 16 to Form 8-K/A on December 22, 2004.

Principal Accounting Firm Fees:

Aggregate fees billed to Meridian by PricewaterhouseCoopers LLP for fiscal years 2004 and 2003 are listed below:

	2004	2003
Audit Fees	$216,375	$203,550
Audit Related Fees	30,498	42,989
Tax Fees	126,208	173,488
All Other Fees	—	6,000

	$373,081	$426,027

Audit Fees. Audit fees are the fees billed for professional services rendered by Meridian’s independent registered public accounting firm for their audit of Meridian’s consolidated annual financial statements for the years ended September 30, 2004 and 2003, respectively, and reviews of the unaudited quarterly consolidated financial statements contained in the reports on Form 10-Q filed by Meridian during those years.

Audit-Related Fees. Audit-related fees are the fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Meridian’s financial statements.

Tax Fees. Tax fees are the fees billed for services related to tax compliance, tax advice and tax planning. Tax services performed for Meridian by the independent registered public accounting firm included compliance, planning and advice with respect to both domestic and foreign subsidiaries of Meridian. Fees for preparation of Meridian’s tax returns were $99,097 and $114,989 for fiscal years 2004 and 2003, respectively.

All Other Fees. All other fees are the fees billed for services other than those in the three categories previously described.

CORPORATE GOVERNANCE

Meridian is an Ohio corporation and, therefore, is governed by the corporate laws of Ohio. Since its Common Shares are publicly traded on Nasdaq and it files reports with the Securities and Exchange Commission, it is also subject to NASD rules as well as various provisions of federal securities laws.

Governance of the corporation is placed in the hands of the directors who, in turn, elect officers to manage the business operations. The Board oversees the management of Meridian on your behalf. The following directors meet the NASD requirements for independence: David C. Phillips, James A. Buzard, Robert J. Ready and Gary P. Kreider. The Board reviews Meridian’s long-term strategic plans and exercises direct decision making authority in all major decisions, such as acquisitions, the declaration of dividends, major capital expenditures and the establishment of company policies.

During fiscal 2004, the Board of Directors met on five occasions and took action by writing on three occasions.

Meridian expects all directors to attend shareholders’ meetings. Each director attended the 2004 Annual Shareholders’ Meeting, all meetings of the Board and all meetings of Committees of which he was a member.

Shareholders may communicate with the full Board or individual directors on matters concerning Meridian by mail or through our website in each case to the attention of the Secretary.

Non-employee directors of Meridian receive $20,000 per year for serving as a director and as members of committees of the Board. They also receive $1,500 for each meeting of the Board and $1,000 for each committee meeting attended. They receive $750 for each Board meeting and $500 for each committee meeting held by telephone. The Audit Committee Chairman receives an additional $8,000 annually and the Compensation Committee Chairman receives an additional $3,000 annually. The Board Secretary receives an additional $1,000 for serving at each meeting of a committee of which he is not a member. Each non-employee director is also granted a non-qualified option to purchase 2,317 shares of Common Stock at the time of election or re-election to the Board of Directors, with the exercise price being the closing sale price on Nasdaq reported on the date of grant. Directors who are employees of Meridian are not separately compensated for serving as directors.

At its meeting on July 24, 2003, the Board adopted the Audit Committee Charter and a Code of Ethics for Meridian’s officers, directors and employees. The Audit Committee Charter was attached to the proxy statement for Meridian’s 2004 Annual Shareholders’ Meeting. The Code of Ethics will be sent without charge to any shareholder who sends a request to Meridian’s Secretary.

The independent directors plan to meet at least two times, during fiscal 2005, without the presence of management directors. The independent members of the Board had one such meeting in fiscal 2004.

The directors have organized themselves into the committees described below. Each of these committees is composed entirely of non-employee directors who meet the relevant independence requirements established by Nasdaq and the Sarbanes-Oxley Act that apply to their particular assignments. Meridian does not have an Executive Committee of its Board of Directors.

The Audit Committee is composed of David C. Phillips, Chairman, James A. Buzard and Robert J. Ready. It met nine times last year. Each member of the Audit Committee is independent as defined by the Nasdaq listing standards and the Securities Exchange Act of 1934. Each member is able to read and understand fundamental financial statements. David C. Phillips has been designated as the Audit Committee financial expert as that term is defined in SEC regulations.

The Committee oversees the accounting and financial reporting processes of Meridian and the audits of its financial statements by its independent registered public accounting firm. The Committee is solely responsible for the appointment, compensation, retention and oversight of Meridian’s independent registered public accounting firm. The Audit Committee also evaluates information received from Meridian’s independent registered public accounting firm and management to determine whether the independent registered public accounting firm is independent of management. The independent registered public accounting firm reports directly to the Audit Committee.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Meridian concerning accounting, internal accounting controls or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters.

The Audit Committee, or its Chairman, approves all audit and non-audit services performed for Meridian by its independent registered public accounting firm before those services are commenced. The Chairman reports to the full Committee at each of its meetings regarding pre-approvals he made since the prior meeting and the Committee approves what he has done between meetings. For these purposes, the Committee or its Chairman is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service.

The Committee has submitted the following report to shareholders.

REPORT OF THE AUDIT COMMITTEE

On April 21, 2004, the Committee met with representatives of Pricewaterhouse Coopers and Meridian’s internal accountants and reviewed with them the proposed 2004 Audit Plan, areas warranting particular concentration on the audit and the effects of new accounting pronouncements. The PricewaterhouseCoopers representatives reviewed with the Committee written disclosures required by the Independence Standards Board Standard No. 1 regarding independence of the registered public accounting firms and presented a letter regarding that matter to the Committee.

At its meeting on November 16, 2004, the Committee reviewed with management, PricewaterhouseCoopers and Meridian’s accounting officers the results of the audit for fiscal 2004, including the audited financial statements. The Committee reviewed the requirements of its Charter previously adopted and the reports that were required to be disclosed to the Committee. The Committee discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61.

The Committee met on December 7, 2004 to review a draft of the Form 10-K. Based on their review the Committee recommended to the Board of Directors that the audited financial statements of Meridian be included in its Annual Report on Form 10-K for the year ended September 30, 2004 for filing with the Securities and Exchange Commission.

In early fiscal 2005, the Committee became concerned with proposed audit and Section 404 attestation report charges for the 2005 fiscal year from its accountants. It then solicited proposals from several accounting firms. After analyzing proposals received, the Committee dismissed Pricewaterhouse Coopers and retained Grant Thornton as Meridian’s independent public accountants for fiscal 2005 and directed that shareholder ratification of that selection be sought at the 2005 Annual Shareholders’ Meeting. As part of its deliberations, the Committee determined that Grant Thornton was independent of Meridian.

During its meetings the Committee reviewed procedures related to the receipt, retention and treatment of any complaints concerning accounting, internal accounting controls or auditing matters. Also during its meetings, the Chairman of the Audit Committee reported to the full Committee the independent accountants’ fees that had been preapproved and the Committee approved such fees. Certain fees were preapproved by the full Committee. The Committee also reviewed the requirements and Meridian’s progress in implementing the requirements of Section 404 of the Sarbanes-Oxley Act.

Respectfully submitted,

Audit Committee

David C. Phillips (Chairman)
Robert J. Ready
James A. Buzard

The Compensation Committee is responsible for establishing compensation for executive officers. This includes establishing salary levels and bonus plans, making bonus awards and otherwise dealing in all matters concerning compensation of the executive officers and awarding stock options for all employees. Meridian’s Compensation Committee is composed of Messrs. Kreider (Chairman), Buzard, Phillips and Ready.

In determining the compensation of the Chief Executive Officer, the Committee’s deliberations and voting take place without his presence.

The Compensation Committee met two times and did not take any actions in writing during fiscal 2004.

The report of the Compensation Committee follows.

REPORT OF THE COMPENSATION COMMITTEE

At its meeting on November 18, 2003, the Committee established salary levels for executive officers for fiscal 2004, which included increases of approximately 4% plus merit adjustments in certain cases. The Committee’s determinations were primarily based on the continued increases in Meridian’s net earnings, improvements in its regulatory compliance efforts and its relationship with its primary regulators and the Committee’s subjective determination of individual performance based on consultation with management. They also established a fiscal 2004 Bonus Plan based on net earnings levels from $7,800,000 to $8,600,000. The Committee separately discussed the appropriate compensation of the Chief Executive Officer, Mr. Motto. The decision with respect to the appropriate compensation of Mr. Motto was based on the same factors used to determine the compensation of other executives.

At its meeting on November 17, 2004, the Committee determined bonuses for 2004. Bonuses were established based on Meridian’s fiscal 2004 results and the personal ratings of the executives in accordance with the 2004 Bonus Plan. Mr. Kraeutler submitted to the Committee his personal ratings for each of the executive officers, except for his own which was submitted by Mr. Motto. The Committee awarded bonuses to each of the executives in accordance with the 2004 Bonus Plan and each executive’s personal rating.

The results of the Committee’s deliberations relating to fiscal 2004 as they pertain to the five most highly compensated officers are presented in the Summary Compensation Table.

At its November 17, 2004 meeting the Compensation Committee established executive compensation for 2005. The Committee considered studies commissioned by Meridian comparing the compensation of executives of other Cincinnati area companies and companies in the diagnostics field with compensation levels for Meridian executives. The Committee also based its decisions on Meridian’s performance in fiscal 2004 in which Meridian dealt successfully with various issues and, at the same time, achieved revenues and earnings in excess of plan and increased dividends to shareholders. In addition, the Committee discussed the performance of each executive with management. Salary increases for officers ranged from 2.5% to 10%. The Committee’s decision with respect to the salary increase of Mr. Motto for 2005 was based on the accomplishments of Meridian in the 2004 fiscal year and on the other factors used to determine the compensation of other executives.

At the November 17, 2004 meeting, the Committee also adopted a 2005 Bonus Plan based in part on net earnings levels from $10,300,000 to $11,200,000. The purpose of the Plan is to provide a mechanism for stimulating and rewarding the achievement of aggressive business goals. In addition to net earnings, bonuses will also be based on ratings of personal achievement. Depending on net earnings levels achieved and application of the personnel achievement rating, the cash bonus available to the individual could range from 5% to 120% of the individual’s base salary.

At its Meeting on December 7, 2004, the Committee awarded options to purchase 115,000 common shares for $16.38 per share, of which options for 91,000 shares were awarded to executive officers. These options will vest over a 3-year period commencing at such time as Meridian’s net income for fiscal 2005 is determined. If net income is less than $10,800,000, those options will become void.

At meetings throughout the year, the Committee awarded stock options to officers and employees pursuant to Meridian’s Stock Option Plan.

Respectfully submitted,

Compensation Committee

Gary P. Kreider (Chairman)
Robert J. Ready
James A. Buzard
David C. Phillips

The Nominating Committee identifies qualified nominees for the Board, determines who will be nominated by the Company for election to the board and recommends to the full board any changes in the size of the Board. The Nominating Committee consists of Robert J. Ready, Chairman, James A. Buzard and David C. Phillips. Each of the members is independent under NASD standards.

The Board of Directors has established a Charter for the Nominating Committee, a copy of which is attached as Appendix B to this Proxy Statement.

In nominating directors, the Nominating Committee takes into account, among other factors which it may deem appropriate, the judgments, skill, diversity, business experience, and the needs of the Board as its function relates to the business of the Company. The Committee considers candidates for nomination from a variety of sources including recommendations of shareholders. Shareholders desiring to submit recommendations for nominations by the Committee should direct them to the Chairman in care of the Company at its address shown on the cover page of this proxy statement.

The Nominating Committee met one time last year. On November 17, 2004 the Committee considered and nominated the current directors for re-election.

PRINCIPAL SHAREHOLDERS

William J. Motto, Chairman of the Board is the only shareholder known by Meridian to own beneficially 5% or more of its outstanding Common Stock as of December 1, 2004. Information has been furnished by the persons listed and/or has been obtained from reports filed by the persons listed with the Securities and Exchange Commission:

	Amount and Nature
	of Beneficial
Name of Beneficial Owner	Ownership	Percent of Class
William J. Motto[1]	3,787,146	25.0%

1 The business address of Mr. Motto is 3471 River Hills Drive, Cincinnati, Ohio 45244. The shares of Common Stock reported as beneficially owned by Mr. Motto include 45,000 shares subject to options exercisable within 60 days.

DIRECTORS AND EXECUTIVE OFFICERS

This table lists the executive officers and directors of Meridian and shows how much common stock each owned on December 1, 2004.

		Common Stock
		Beneficially Owned
Name	Position	Amount[1]	Percentage[2]
William J. Motto	Chairman of the Board of Directors, Chief Executive Officer	3,787,146[2]	25.0%
John A. Kraeutler	President, Chief Operating Officer and Director	266,508	1.7%
Antonio A. Interno[3]	President, Managing Director of Meridian Bioscience Europe	182,610	1.2%
Richard L. Eberly[4]	Executive Vice President, General Manager Meridian Life Science	100	*
Kenneth J. Kozak[5]	Vice President, Research and Development	35,350	*
Melissa A. Lueke[6]	Vice President, Chief Financial Officer and Secretary	40,600	*
Susan A. Rolih[7]	Vice President, Regulatory Affairs & Quality Systems	17,500	*

		Common Stock
		Beneficially Owned
Name	Position	Amount[1]	Percentage[2]
Lawrence J. Baldini[8]	Vice President, Operations	12,919	*
Gregory S. Ballish[9]	Vice President, Sales and Marketing	2,700	*
James A. Buzard, Ph.D.[10,11]	Director	30,247	*
Gary P. Kreider[11,12]	Director	35,664	*
Robert J. Ready[10,11]	Director	29,634	*
David C. Phillips[10,11]	Director	15,268	*
All Executive Officers and Directors as a Group		4,456,246	28.8%

1 Includes options exercisable within 60 days from Mr. Motto of 45,000 shares, Mr. Kraeutler of 186,500 shares, Mr. Interno of 14,500 shares, Mr. Ballish of 2,500 shares, Mr. Kozak of 30,350 shares, Mr. Buzard of 23,171 shares, Mr. Kreider of 14,902 shares, Ms. Lueke of 19,250 shares, Mr. Phillips of 9,268 shares, Mr. Ready of 23,171 shares and Ms. Rolih of 17,500 shares.

2 See description of Common Stock ownership contained under “Principal Shareholders.”

3 Antonio A. Interno was appointed as a Vice President in August 1991, appointed a Senior Vice President in September 1997, and appointed as President, Managing Director of Meridian Bioscience Europe in October 2003. He has been Managing Director of Meridian’s European subsidiaries, Meridian Bioscience Europe since February 1990. Age: 54

4 Richard L. Eberly was appointed Vice President of Sales and Marketing on January 10, 1997, appointed an Executive Vice President in May 2000, and appointed Executive Vice President, General Manager of Meridian Life Science in February 2003. He has over 12 years of experience in the medical diagnostic industry and joined Meridian in January 1995. Prior to his appointment to Vice President of Sales and Marketing, Mr. Eberly served as the Director of Sales for Meridian. Before joining Meridian, he held key sales and marketing positions at Abbott Diagnostics. Age: 43

5 Kenneth J. Kozak joined Meridian in October 1987 and was appointed Vice President, Research and Development, on May 17, 1999. Prior to this appointment, Mr. Kozak served as Director of Product Development for Meridian. Before joining Meridian, Mr. Kozak held a variety of positions at the University of Cincinnati College of Medicine. Age: 50

6 Melissa A. Lueke was appointed Vice President, Chief Financial Officer and Secretary on January 23, 2001. Prior to her appointment, Ms. Lueke served as Meridian’s Controller since March 2000 and Acting Secretary from July 20, 2000 to January 23, 2001. Before joining Meridian, Ms. Lueke was employed by Arthur Andersen LLP from June 1985 to January 1999, most recently as a Senior Audit Manager. Age: 41

7 Susan A. Rolih was appointed Vice President of Regulatory Affairs and Quality Systems on May 29, 2001. Before joining Meridian, Ms. Rolih held various regulatory and quality positions with Immucor, Inc. Age: 55

8 Lawrence J. Baldini was appointed Vice President of Operations on April 3, 2001. Before joining Meridian, Mr. Baldini held various operations management positions with Instrumentation Laboratories and Fisher Scientific. Age: 45

9 Gregory S. Ballish was appointed Vice President Sales and Marketing on January 12, 2004. Prior to this appointment, Mr. Ballish spent five years in senior sales management and strategic customer marketing roles with Janssen Pharmaceutica (Johnson & Johnson subsidiary). During his career, Mr. Ballish held various senior positions with Ortho Clinical Diagnostics (J&J), DuPont and Abbott Laboratories. Age: 46

10 Audit Committee Member.

11 Compensation Committee Member.

12 Includes 145 shares held by his wife, 1,000 shares held as custodian for his minor child and 9,621 shares held by trusts of which Mr. Kreider is trustee and a beneficiary. Also includes Meridian debentures convertible into 1,625 shares.

* Less than one percent.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 requires Meridian’s executive officers, directors and persons who own more than ten percent of a registered class of Meridian’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of such forms received by it, Meridian believes that during the last fiscal year, all of its executive officers, directors and ten percent stockholders complied with the Section 16 reporting requirements except the following: Mssrs. James A. Buzard and Antonio Interno exercised stock options on January 23, 2004 for which Form 4’s were filed on February 11, 2004. Option grants made to Mssrs. Gary P. Kreider, Robert J. Ready, David C. Phillips and James A. Buzard on January 21, 2004 were reported on Form 4’s filed February 18, 2004. On August 12, 2004 Motto Vivo Family Limited Partnership became an owner of 10% of the outstanding common stock of Meridian and a Form 3 was filed to report the acquisition on October 29, 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Gary P. Kreider, who is Chairman of the Compensation Committee, is a senior partner of Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, a law firm that provided legal services to Meridian in fiscal 2004.

SUMMARY COMPENSATION TABLE

	Annual Compensation
				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation
William J. Motto[1]	2004	$409,615	$388,125	7,000	$56,723
Chairman of the Board of Directors,	2003	395,000	251,813	25,000	204,483
Chief Executive Officer	2002	387,700	-0-	55,000	41,779

John A. Kraeutler[2]	2004	$306,308	$290,625	7,000	$38,161
President, Chief Operating Officer	2003	294,000	187,425	25,000	96,133
	2002	280,700	-0-	55,000	23,687

Antonio A. Interno[3]	2004	$277,717	$178,593	7,000	$38,161
Senior Vice President, Managing	2003	239,883	152,925	10,000	20,200
Director MDE	2002	198,200	-0-	10,000	20,200

Richard L. Eberly[4]	2004	$211,923	$167,187	7,000	$26,058
Executive Vice President, Sales,	2003	205,000	108,906	10,000	37,300
Marketing and Operations	2002	177,700	-0-	10,000	27,480

Melissa A. Lueke[5]	2004	$169,157	$133,597	7,000	$17,094
Vice President, Chief Financial	2003	163,000	103,913	10,000	27,304
Officer and Secretary	2002	157,800	-0-	10,000	13,686

[1] “All Other Compensation” for Mr. Motto includes (a) car allowances of $19,584, $14,600, and $16,579 in 2004, 2003 and 2002, respectively, (b) professional allowances of $25,000, $25,000 and $15,200 in 2004, 2003 and 2002, respectively, and (c) amounts accrued under Meridian’s Savings and Investment Plan. Also included in fiscal 2003 is $154,883 representing loans forgiven that were incurred by Mr. Motto in connection with the Split-Dollar Life Insurance Program, which has been terminated. Todd Motto, the adult son of William J. Motto, is Vice President Sales and Marketing Meridian Bioscience Europe. Todd Motto received approximately $155,000 in compensation for fiscal 2004.

[2] “All Other Compensation” for Mr. Kraeutler includes (a) car allowances of $13,479, $11,216, and $12,595 in 2004, 2003 and 2002, respectively, (b) professional allowances, and (c) amounts accrued under Meridian’s Savings and Investment Plan of $12,339, $10,000, and $9,986 in 2004, 2003 and 2002, respectively. Also included in fiscal 2003 is $69,917 representing loans forgiven that were incurred by Mr. Kraeutler in connection with the Split-Dollar Life Insurance Program, which has been terminated. Mr. Kraeutler and Meridian are parties to an employment agreement dated February 15, 2001 which sets forth compensation, non-competition, benefit and severance provisions and provides for a payment equal to three times Mr. Kraeutler’s base salary (plus any salary earned but not paid) upon the occurrence of certain events, including a change in control of Meridian. The agreement is effective for a period of 36 months commencing February 15, 2001, automatically extending until either party terminates the agreement.

[3] “All Other Compensation” for Mr. Interno includes (a) car allowances of $32,161 in 2004 and $16,200 in 2003 and 2002 and (b) amounts accrued under Meridian’s Savings and Investment Plan.

[4] “All Other Compensation” for Mr. Eberly includes (a) car allowances of $14,003, $8,472, and $13,650 in 2004, 2003 and 2002, respectively, and (b) amounts accrued under Meridian’s Savings and Investment Plan of $12,055, $10,000, and $9,640 in 2004, 2003 and 2002, respectively. Also included in fiscal 2003 is $15,828 representing loans forgiven that were incurred by Mr. Eberly in connection with the Split-Dollar Life Insurance Program, which has been terminated.

[5] “All Other Compensation” for Ms. Lueke includes (a) car allowances of $5,000 in each of 2004, 2003 and 2002, (b) amounts accrued under Meridian’s Savings and Investment Plan of $11,319, $7,757, and $8,686 in 2004, 2003 and 2002, respectively, and (c) professional allowances. Also included in fiscal 2003 is $13,547 representing loans forgiven that were incurred by Ms. Lueke in connection with the Split-Dollar Life Insurance Program, which has been terminated.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of				Potential Realized Value
	Securities	% of Total Options	Exercise		at Assumed Annual Rates
	Underlying	Granted to	Price		of Price Appreciation for
	Options	Employees in	($/Per	Expiration	Option Term
Names	Granted	Fiscal 2003	Share)	Date	5%	10%
William J. Motto	7,000	4%	$10.18	12/02/13	$116,075	$184,830
John A. Kraeutler	7,000	4%	$10.18	12/02/13	$116,075	$184,830
Antonio A. Interno	7,000	4%	$10.18	12/02/13	$116,075	$184,830
Richard L. Eberly	7,000	4%	$10.18	12/02/13	$116,075	$184,830
Melissa A. Lueke	7,000	4%	$10.18	12/02/13	$116,075	$184,830

FISCAL 2004 OPTION EXERCISES
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities	Value of Unexercised In-
			Underlying Unexercised	the-Money Options at
			Options at September 30,	September 30, 2004
			2004
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexerciable
William J. Motto	—	$—	65,000/62,000	$377,787/$493,848
John A. Kraeutler	76,474	353,915	211,500/62,000	984,246/496,080
Antonio A. Interno	37,500	121,419	14,500/17,000	29,196/108,180
Richard L. Eberly	23,000	188,424	55,525/22,000	245,056/162,280
Melissa A. Lueke	13,750	59,979	19,250/22,000	140,535/162,280

NEW PLAN BENEFITS

     Below are benefits which Meridian anticipates will be awarded to the individuals and groups listed under the 2004 Equity Compensation Plan in the 2005 fiscal year.

2004 Equity Compensation Plan

Name and Position	Number of Stock Options
William J. Motto
Chairman of the Board of Directors, Chief
Executive Officer	7,000

John A. Kraeutler
President, Chief Operating Officer	7,000

Antonio A. Interno’
Senior Vice President, Managing Director MDE	7,000

Richard L. Eberly
Executive Vice President, Sales, Marketing
and Operations	7,000

Melissa A. Lueke
Vice President, Chief Financial Officer and Secretary Executive Group	7,000

35,000

Non-Executive Director Group	9,268

Non-Executive Officer Employee Group	81,000

EQUITY COMPENSATION PLAN INFORMATION

The following table presents summary information as of September 30, 2004 with respect to all the Company’s equity compensation plans, except the Plan under which shares of Common Stock issued to Directors are not subject to forfeiture and are not appropriate for inclusion in the table.

			(c)
			Number of securities
	(a)		remaining available for
	Number of Securities to be	(b)	future issuance under
	issued upon exercise of	Weighted-average	equity compensation
	outstanding options,	exercise price of	plans (excluding
	warrants	outstanding options,	securities reflected in
Plan Category	and rights	warrants and rights	column (a))
Equity compensation plans approved by security holders (1)	1,073,833	$7.76	23,277
Equity compensation plans not approved by security holders	23,750	8.13	—

Total	1,097,583	$7.77	23,277

(1)	1986 Stock Option Plan 1990 Director’s Stock Option Plan 1994 Director’s Stock Option Plan 1996 Stock Option Plan, as amended in 2001 1999 Director’s Stock Option Plan

PERFORMANCE GRAPH

     The following graph shows the yearly percentage change in Meridian’s cumulative total shareholder return on its Common Stock as measured by dividing the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented and (B) the difference between Meridian’s share price at the end and the beginning of the periods presented; by the share price at the beginning of the periods presented with the Wilshire 5000 Equity Index and a Peer Group Index. The Old Peer Group consists of Apogent Technologies, Inc., Biomerica, Inc., Biosite, Inc., Diagnostic Products Corp., Hycor Biomedical, Inc., Idexx Laboratories Corp., Neogen Corp., Quidel Corp. and Trinity Biotech Plc. The New Peer Group consists of Biomerica, Inc., Biosite, Inc., BioSource International Inc., Diagnostic Products Corp., Idexx Laboratories Corp., Inverness Medical Innovation Inc., Orasure Technologies Inc., Quidel Corp., Strategic Diagnostics Inc. and Trinity Biotech Plc. The New Peer Group was formed to reflect the merger of some entities and the fact that some entities were deemed no longer to represent Meridian’s peers.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

     The deadline for shareholder proposals to be included in the Proxy Statement for next year’s meeting is August 24, 2005.

     The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in Meridian’s Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2006 Annual Shareholders’ Meeting, it must be received prior to November 7, 2005. If there is a change in the anticipated date of next year’s annual meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 10-Q filings.

     Meridian’s Code of Regulations provides that only persons nominated by an officer, director or in writing by a shareholder at least five days prior to the meeting at which directors are to be selected shall be eligible for election.

QUESTIONS?

If you have questions or need more information about the annual meeting, write to:

Melissa Lueke, Vice President, Chief Financial Officer and Secretary
Meridian Bioscience, Inc.
3471 River Hills Drive
Cincinnati, Ohio 45244
or call us at (513) 271-3700.

For information about your record holdings call the Computershare Shareholder Services at 1-888-294-8217.

MERIDIAN BIOSCIENCE, INC.

2004 EQUITY COMPENSATION PLAN

December 7, 2004

  i

(Continued)

ii

MERIDIAN BIOSCIENCE, INC.

2004 EQUITY COMPENSATION PLAN

ARTICLE 1
OBJECTIVES

     Meridian Bioscience, Inc. has established this 2004 Equity Compensation Plan effective December 7, 2004 (the “Effective Date”). The purposes of this Plan are to enable the Company and its Subsidiaries to compete successfully in retaining and attracting key employees, directors and advisors of outstanding ability, to stimulate the efforts of such persons toward the Company’s objectives and to encourage the identification of their interests with those of the Company’s shareholders.

ARTICLE 2
DEFINITIONS

     For purposes of this Plan, the following terms shall have the following meanings:

     2.1 “Advisor” means anyone who provides bona fide advisory or consultation services to the Company other than the offer or sale of securities in a capital-raising transaction.

     2.2 “Award” means any one or more of the following: (a) Stock Options, (b) Stock Appreciation Rights, in tandem with Stock Options or free-standing; (c) Restricted Stock; (d) Common Shares conditioned upon meeting performance criteria; and (e) other awards based in whole or in part by reference to or otherwise based on the Company’s Common Shares, or other securities of the Company or any Subsidiary.

     2.3 “Award Agreement” means a written agreement setting forth the terms of an Award.

     2.4 “Award Date” or “Grant Date” means the date designated by the Committee as the date upon which an Award is granted.

     2.5 “Award Period” or “Term” means the period beginning on an Award Date and ending on the expiration date of such Award.

     2.6 “Board” means the Board of Directors of the Company.

     2.7 “Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation.

     2.8 “Committee” means the committee appointed by the Board and consisting of one or more Directors, none of whom shall be eligible to receive any Award except as provided in Section 7.4. Members of the Committee must qualify as Non-Employee Directors as defined by Rule 16b-3(b)(3)(i). To the extent that it is desired that compensation resulting from an Award be excluded from the deduction limitation of Section 162(m) of the Code, all members of the

Committee granting an Award also shall be “outside directors” within the meaning of Section 162(m).

     2.9 “Director” means a member of the Board.

     2.10 “Disability” means a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

     2.11 “Eligible Employee” means anyone, other than one who receives retirement benefits, consulting fees, honorariums, and the like from the Company, who performs services for the Company or a Subsidiary, including an Officer or Director of the Company or a Subsidiary, compensated on a regular basis by the Company or a Subsidiary.

     2.12 “Fair Market Value” means the last closing price for a Common Share on the NYSE, NASDAQ or any stock exchange or national trading or quotation system on which such sales of Common Shares are reported. If the Common Shares are not so traded or reported, Fair Market Value shall be set under procedures established by the Committee.

     2.13 “Incentive Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code or any successor provision.

     2.14 “Non-Employee Director” means each director of the Company or its subsidiaries, now serving as a director or elected hereafter, who is not also an employee of the Company or any of its subsidiaries.

     2.15 “Non-Qualified Option” means any Stock Option that is not an Incentive Option.

     2.16 “Non-Tandem SAR” means a Stock Appreciation Right granted without reference to a Stock Option.

     2.17 “Officer” means a person who is considered to be an officer of the Company under Rule 16a-1(f).

     2.18 “Option Price” or “Exercise Price” means the price per Common Share at which a Common Share may be purchased upon the exercise of a Stock Option or an Award.

     2.19 “Other Stock Unit Awards” shall have the meaning set forth in Section 11.1 hereof.

     2.20 “Participant” means a person to whom an Award has been made pursuant to this Plan.

     2.21 “Performance Award” means an Award of a fixed number of Common Shares conditioned upon meeting performance criteria granted to a Participant pursuant to Article 9.

     2.22 “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals established by the Committee with respect to such an Award are to be measured.

     2.23 “Plan” means this 2004 Equity Compensation Plan, as amended from time to time.

     2.24 “Reference Option” shall have the meaning set forth in Section 8.1 hereof.

     2.25 “Restricted Period” means the period of not less than three years following the date of grant of any Restricted Stock Award, unless otherwise provided by the Committee in the related Award Agreement.

     2.26 “Restricted Stock” means Common Shares issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

     2.27 “Restricted Stock Award” means an award of a fixed number of Common Shares to a Participant which is subject to forfeiture provisions and other conditions set forth in the Award Agreement.

     2.28 “Retirement” means termination of employment or service from the Company, other than a termination for the reasons specified in Sections 13.1.3 or 13.1.4, and other than by death or Disability by an employee or a Director who is at least 65 years of age, or 55 years of age with at least ten years of employment with, or service on the Board of, the Company or a Subsidiary.

     2.29 “Rule 16b-3” and “Rule 16a-1(f)” mean Securities and Exchange Commission Regulations Section 240.16b-3 and Section 240.16a-1(f) or any corresponding successor regulations.

     2.30 “Stock Appreciation Right” or “SAR” means the right to receive, for each unit of the SAR, cash and/or Common Shares equal in value to the excess of the Fair Market Value of one Common Share on the date of exercise of the SAR over the reference price per Common Share established on the Grant Date of the SAR.

     2.31 “Stock Option” means the right to purchase Common Shares granted pursuant to Article 7.

     2.32 “Subsidiary” means any corporation, partnership, joint venture, or other entity of which the Company owns or controls, directly or indirectly, 25% or more of the outstanding voting stock, or comparable equity participation and voting power, or which the Company otherwise controls, by contract or any other means. However, when the term “Subsidiary” is used in the context of an Award of an Incentive Option, the applicable percentage shall be 50%. “Control” means the power to direct or cause the direction of the management and policies of a corporation or other entity.

     2.33 “Tandem SAR” shall mean a Stock Appreciation Right granted with reference to a Stock Option.

     2.34 “Transfer” means alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms “Transferred” or “Transferable” have corresponding meanings.

ARTICLE 3
ADMINISTRATION

     3.1 The Committee. This Plan shall be administered and interpreted by the Committee.

     3.2 Awards. The Committee is authorized to grant (i) Stock Options; (ii) Stock Appreciation Rights, in tandem with Stock Options or free-standing; (iii) Restricted Stock; (iv) Common Shares conditioned upon meeting performance criteria; and (v) other awards based in whole or in part by reference to or otherwise based on the Company’s Common Shares, or other securities of the Company or any Subsidiaries (collectively, the “Awards”). In particular, the Committee shall have the authority:

          3.2.1 to select the Eligible Employees and Advisors to whom Awards may be granted;

          3.2.2 to determine the types and combinations of Awards to be granted;

          3.2.3 to determine the number of Common Shares or monetary units which may be subject to each Award;

          3.2.4 to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award, including, but not limited to, the term, price, exercisability, method of exercise, any restriction or limitation on transfer, any vesting schedule or acceleration, or any forfeiture provisions or waiver, regarding any Award, and the related Common Shares, based on such factors as the Committee shall determine; and

          3.2.5 to modify or waive any restrictions or limitations contained in, and grant extensions to the terms of or accelerate the vesting of, any outstanding Award, other than Performance Awards, as long as such modifications, waivers, extensions or accelerations are not inconsistent with the terms of this Plan, but no such changes shall impair the rights of any Participant without his or her consent.

     3.3 Guidelines. The Committee is authorized to adopt, alter and repeal administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it deems advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan; and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any related Award Agreement in the manner and to the extent it deems necessary to carry this Plan into effect.

     3.4 Delegation of Authority. The Committee may delegate its authority to Officers of the Company and its administrative duties to Officers or employees of the Company except with respect to persons who are senior Officers of the Company as defined by the Committee and except where performance goals for particular compensation grants are intended to be excluded from the deduction limitation imposed by Section 162(m) of the Code.

     3.5 Decisions Final. Any action, decision, interpretation or determination by or at the direction of the Committee concerning the application or administration of this Plan shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions.

ARTICLE 4
COMMON SHARES SUBJECT TO PLAN

     4.1 Common Shares. Subject to adjustment as provided in Section 5.2, the number of Common Shares which may be issued under this Plan shall not exceed 650,000 Common Shares. If any Award granted under this Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of Common Shares not acquired that are subject to such Award shall again be available for future grants. The Committee may make such other determinations regarding the counting of Common Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Common Shares underlying a canceled Stock Option shall be counted against the maximum number of Common Shares for which Stock Options may be granted to an Eligible Employee or Advisor. The repricing of Stock Options shall be strictly prohibited under this Plan.

     4.2 Adjustment Provisions.

          4.2.1 If the Company shall at any time change the number of issued Common Shares, without new consideration to the Company, by stock dividend, split, combination, recapitalization, reorganization, exchange of Common Shares, liquidation or other change in corporate structure affecting the Common Shares, or make a distribution of cash or property which has a substantial impact on the value of issued Common Shares, the total number of Common Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Common Shares covered by each outstanding Award and the reference price or Fair Market Value for each outstanding Award shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Award shall not be changed.

          4.2.2 The Committee may authorize the issuance, continuation or assumption of Awards or provide for other equitable adjustments after changes in the Common Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving entity, upon such terms and conditions as it may deem equitable and appropriate.

     4.3 Merger, Dissolution or Liquidation. If the dissolution or liquidation of the Company or any merger, consolidation, exchange or other transaction in which the Company is not the surviving entity or in which 75% or more of the outstanding Common Shares of the Company are converted into cash, other securities or other property, each outstanding Award shall terminate as of a date fixed by the Committee provided that not less than twenty days written notice of the date of expiration shall be given to each holder of an Award and each outstanding Award shall be fully vested and each such holder shall have the right during such period following notice to exercise the Award as to all or any part of the Common Shares for which it is exercisable.

     4.4 Change of Control. If a Participant’s employment or service is involuntarily terminated without cause (as determined by the Committee in its sole discretion) during the twenty-four month period following a Change in Control of the Company, all outstanding Awards shall become immediately exercisable in full. For purposes of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred if (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or William J. Motto and his heirs, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, becomes the “beneficial owner,” as such term is defined in Rule 13d-3 under that Act, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or (b) during any period of one year (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new Director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were either Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

     Notwithstanding any other provision of this Plan, in the event of a Change in Control, the Committee may, in its sole discretion, provide that each Stock Option or SAR shall, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within sixty days of the Change in Control in an amount equal to the amount by which the price per Common Share in connection with the Change in Control exceeds the purchase price per Common Share under the Award Agreement for any Stock Option or SAR multiplied by the number of Common Shares granted under the Award Agreement for any Stock Option or SAR.

ARTICLE 5
DURATION OF PLAN

     This Plan shall terminate on the tenth anniversary of the Effective Date, unless terminated sooner by the Board pursuant to Article 14.

ARTICLE 6
STOCK OPTIONS

     6.1 Grants. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Stock Option granted shall be designated as either a Non-Qualified Option or an Incentive Option and in each case such Stock Option may or may not include Stock Appreciation Rights. One or more Stock Options and/or Stock Appreciation Rights may be granted to any Eligible Employee or Advisor, except that no person shall receive during any 12-month period Non-Qualified Stock Options and Stock Appreciation Rights covering more than 75,000 Common Shares and only Non-Qualified Options may be granted to Advisors.

     6.2 Incentive Options. Any Stock Option designated by the Committee as an Incentive Option will be subject to the general provisions applicable to all Stock Options granted under the Plan plus the following specific provisions:

          6.2.1 If an Incentive Option is granted to a person who owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company and its Subsidiaries, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then

     6.2.1.1 the Option Price must equal at least 110% of the Fair Market Value on the Grant Date; and

     6.2.1.2 the Term of the Incentive Option shall not be greater than five years from the Grant Date.

          6.2.2 The aggregate Fair Market Value of Common Shares, determined at the Grant Date, with respect to Incentive Options that may be exercised for the first time by any individual during any calendar year under this Plan or any other plan maintained by the Company and its Subsidiaries shall not exceed $100,000. To the extent that the aggregate Fair Market Value of Common Shares with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year, under all plans of the Company and its Subsidiaries, exceeds $100,000, such Incentive Options shall be treated as Non-Qualified Options.

          6.2.3 Qualification under the Code. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Option under Section 422 of the Code.

     6.3 Terms of Stock Options. Except as otherwise required by Subsections 6.2 or 6.3, Stock Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

          6.3.1 Option Price. The Option Price shall be determined by the Committee at the time of grant, except that no Incentive Option may be granted for an Option Price less than 100% of Fair Market Value on the Grant Date.

          6.3.2 Option Term. The Option Term shall be fixed by the Committee, but no Incentive Option shall be exercisable more than ten years after its Award Date, and no Non-Qualified Option shall be exercisable more than ten years after its Award Date.

          6.3.3 Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement, provided, however, that a Stock Option may not be exercised as to less than Twenty-Five Common Shares at any one time or the total number available for exercise at that time.

          6.3.4 Method of Exercise. Stock Options may be exercised in whole or in part at any time during its Term by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment in full of the Option Price in cash unless some other form of consideration is approved by the Committee at or after the grant and once delivered, shall be irrevocable.

          6.3.5 Transferability of Stock Options. Stock Options shall be Transferable as provided in Article 12.

          6.3.6 Termination. Stock Options shall terminate in accordance with Article 12.

          6.3.7 Buyout and Settlement Provisions. The Committee may at any time offer to buy out a Stock Option previously granted, based on such terms and conditions as the Committee shall establish. The Committee may also substitute new Stock Options for previously granted Stock Options having higher Option Prices than the new Stock Options being substituted therefor.

     6.4 Award of Non-Qualified Options to Non-Employee Directors.

          6.4.1 Grants. Each Non-Employee Director shall be granted a Non-Qualified Option for 2,317 Common Shares upon appointment or election as a Director and immediately after each subsequent Annual Shareholders’ Meeting if such person is serving as a Director at such time either by virtue of being re-elected or by virtue of serving a term in excess of one year. All grants shall be made on the date of the event giving rise to the Non-Qualified Option. Such grants shall continue until the number of Common Shares provided for in this Plan in Article 5 are exhausted. The number of Common Shares specified herein shall be subject to change in accordance with the adjustment provisions provided by Section 5.2.

          6.4.2 Terms and Conditions of Non-Qualified Options Granted to Non-Employee Directors.

     6.4.2.1 The Term of all Non-Qualified Options shall be ten years from the Award Date.

     6.4.2.2 The Option Price of all Non-Qualified Options shall be the Fair Market Value of a Common Share on the Award Date.

     6.4.2.3 All Non-Qualified Options shall be fully vested upon grant.

     6.4.2.4 All Non-Qualified Options shall be exercisable in the manner provided in Subsection 7.3.3.

     6.4.2.5 All Non-Qualified Options shall be Transferable as provided in Article 12 and shall terminate in accordance with Article 12, except that the timing provisions of Subsections 13.1.2 and 13.1.5 may not be varied by Committee determination.

          6.4.3 Automatic Termination of Non-Qualified Option. Notwithstanding anything contained herein to the contrary, if at any time a holder of a Non-Qualified Option granted under this Plan becomes an employee, Officer or Director of or a consultant to an entity which the Committee determines is a competitor of the Company, such Non-Qualified Option shall automatically terminate as of the date such conflicting relationship was established.

          6.4.4 The provisions of this Section 7.4 replace the 1999 Directors’ Stock Option Plan.

ARTICLE 7
STOCK APPRECIATION RIGHTS

     7.1 Grants. The Committee may, in its discretion, grant SARs to any Eligible Employee, Advisor and/or Non-Employee Director. A SAR may be granted either with or without reference to all or any part of a Stock Option. A “Tandem SAR” is a SAR granted with reference to a Stock Option (the “Reference Option”). A “Non-Tandem SAR” is a SAR granted without reference to a Stock Option. If the Reference Option is a Non-Qualified Option, a Tandem SAR may be granted at or after the date of the Reference Option; if the Reference Option is an Incentive Option, the Grant Date of a Tandem SAR must be the same as the Grant Date of the Reference Option. Any SAR shall have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award.

     7.2 Term. A Tandem SAR shall terminate and no longer be exercisable upon the termination of its Reference Option. A Non-Tandem SAR may have a term no longer than ten years from its Grant Date.

     7.3 Exercise. A Tandem SAR may only be exercisable at the times and, in whole or in part, to the extent that its Reference Option is exercisable. The exercise of a Tandem SAR shall automatically result in the surrender of the applicable portion of its Reference Option. A Non-Tandem SAR shall be exercisable in whole or in part as provided in its Award Agreement. Written notice of any exercise must be given in the form prescribed by the Committee.

     7.4 Payment. For purposes of payment of a SAR, the reference price per Common Share shall be the Option Price of the Reference Option in the case of a Tandem SAR and shall be the Fair Market Value of a Common Share on the Grant Date in the case of a Non-Tandem SAR. The Committee shall determine the form of payment.

     7.5 Transferability and Termination. SARs shall be Transferable as provided in Article 12 and shall terminate in accordance with Article 12.

ARTICLE 8
RESTRICTED AND UNRESTRICTED STOCK AWARDS

     8.1 Grants of Restricted Stock Awards. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee, Advisor and/or Non-Employee Director. Each Restricted Stock Award shall specify the number of Common Shares to be issued to the Participant, the date of such issuance, the price, if any (as required by applicable law), to be paid for such Common Shares by the Participant and the restrictions imposed on such

Common Shares. The Committee may grant Restricted Stock Awards subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine.

     8.2 Terms and Conditions of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following provisions:

          8.2.1 Issuance of Common Shares. Common Shares of Restricted Stock may be issued immediately upon grant or upon vesting as determined by the Committee.

          8.2.2 Stock Powers and Custody. If Common Shares of Restricted Stock are issued immediately upon grant, the Committee may require the Participant to deliver a stock power, endorsed in blank, relating to the Restricted Stock covered by such an Award. If any stock certificates are issued in respect of Common Shares of Restricted Stock awarded under this Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Committee may also require that the certificates evidencing Restricted Stock be held in custody by the Company until the restrictions on them shall have lapsed.

          8.2.3 Shareholder Rights. Unless otherwise determined by the Committee at the time of grant, Participants receiving Restricted Stock Awards shall not be entitled to dividend or voting rights for the Restricted Stock until they are fully vested.

          8.2.4 Termination of Employment. Upon termination of employment during the Restricted Period, all Restricted Stock shall be forfeited, subject to such exceptions, if any, as are authorized by the Committee, as to termination of employment, Retirement, Disability, death or special circumstances.

     8.3 Unrestricted Stock Awards. The Committee may make awards of unrestricted Common Shares to key Eligible Employees, Advisors and/or Non-Employee Directors in recognition of outstanding achievements or contributions by such employees and/or advisors. Unrestricted Common Shares issued on a bonus basis may be issued for no cash consideration. Each certificate for unrestricted Common Shares shall be registered in the name of the Participant and delivered to the Participant.

ARTICLE 9
PERFORMANCE AWARDS

     9.1 Performance Awards.

          9.1.1 Grant. The Committee may, in its discretion, grant Performance Awards to Eligible Employees and Advisors. A Performance Award shall consist of the right to receive either Common Shares or cash of an equivalent value, or a combination of both, at the end of a specified Performance Period or a fixed dollar amount payable in cash or Common Shares, or a combination of both, at the end of a specified Performance Period. The Committee shall determine the Eligible Employees and Advisors to whom and the time or times at which Performance Awards shall be granted, the number of Common Shares or the amount of cash to be awarded to any person, the duration of the period during which, and the conditions under which, a Participant’s Performance Award will vest, and the other terms and conditions of the Performance Award in addition to those set forth in Subsection 9.2.

          9.1.2 Criteria for Award. The Committee may condition the grant or vesting of a Performance Award upon the attainment of specified performance goals; the appreciation in the Fair Market Value, book value or other measure of value of the Common Shares; the performance of the Company based on earnings or cash flow; or such other factors or criteria as the Committee shall determine.

     9.2 Terms and Conditions of Performance Awards. Performance Awards shall be subject to the following terms and conditions:

          9.2.1 Dividends. Unless otherwise determined by the Committee at the time of the grant of the Award, amounts equal to dividends declared during the Performance Period with respect to any Common Shares covered by a Performance Award will not be paid to the Participant.

          9.2.2 Payment. Subject to the provisions of the Award Agreement and this Plan, at the expiration of the Performance Period, share certificates, cash or a combination of both, as the Committee may determine, shall be delivered to the Participant, or his or her legal representative or guardian, in a number or an amount equal to the vested portion of the Performance Award. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

          9.2.3 Transferability. Performance Awards shall be Transferable as provided in Article 12.

          9.2.4 Termination of Employment or Advisory Relationship. Subject to the applicable provisions of the Award Agreement and this Plan, upon termination of a Participant’s employment or advisory relationship with the Company or a Subsidiary for any reason during the Performance Period for a given Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

          9.2.5 Tax Considerations. The Committee may designate whether any Performance Award, either alone or in addition to other Awards granted under this Plan, being granted to any Eligible Employee or Advisor is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures discussed herein or otherwise determined by the Committee, to the extent required by section 162(m) of the Code.

ARTICLE 10
OTHER STOCK UNIT AWARDS

     10.1 The Committee is authorized to grant to employees of the Company and its affiliates, either alone or in addition to other Awards granted under this Plan, Awards of Common Shares or other securities of the Company or any Subsidiary of the Company and other

Awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares or other securities of the Company or any subsidiary of the Company (“Other Stock Unit Awards”). Other Stock Unit Awards may be paid in cash, Common Shares, other property or in a combination thereof, as the Committee shall determine.

     10.2 The Committee shall determine the employees to whom Other Stock Unit Awards are to be made, the times at which such Awards are to be made, the number of Common Shares to be granted pursuant to such Awards and all other conditions of such Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. The recipient shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the Common Shares or other securities which constitute Other Stock Unit Awards prior to the later of: (i) the date on which the Common Shares or other securities are issued, or (ii) the date on which any applicable restrictions, performance or deferral period lapses. Common Shares (including securities convertible into Common Shares) and other securities granted pursuant to Other Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Common Shares (including securities convertible into Common Shares) and other securities purchased pursuant to purchase rights granted pursuant to Other Stock Unit Awards may be purchased for such consideration as the Committee shall determine, which price shall not be less than the Fair Market Value of such Common Shares or other securities on the Grant Date, unless the Committee otherwise elects. Unless the Committee determines otherwise to address specific considerations, Other Stock Unit Awards granted under this Plan shall have a vesting period of not less than one year.

ARTICLE 11
TRANSFERABILITY OF AWARDS

     Awards and benefits payable under this Plan shall not be Transferable by the Participant during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by will or the laws of descent and distribution or, in the case of an Incentive Option, except by a domestic relations order pursuant to Section 414(p)(1)(B) of the Code. Awards shall be exercisable during a Participant’s lifetime only as set forth in the preceding sentence by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

     Notwithstanding the above, the Committee may, with respect to particular Awards, other than Incentive Options, establish or modify the terms of the Awards to allow the Awards to be Transferred, at the request of the Participant, to trusts established by the Participant or as to which the Participant is a grantor or to family members of the Participant or otherwise for personal and tax planning purposes of the Participant. If the Committee allows such Transfer, such Awards shall not be exercisable for a period of not less than six months following the action of the Committee. To the extent the Committee action allowing such Transfer occurs within the last six months of the term of any Award granted under this Plan, other than an ISO, the term of such Award shall automatically be extended for a period necessary to accommodate the exercise limitation discussed in the preceding sentence or by such other period as determined by the Committee.

ARTICLE 12
TERMINATION OF AWARDS

     12.1 Termination of Awards. All Awards issued under this Plan shall terminate as follows:

          12.1.1 At Expiration of Term. During any period of continuous employment or business relationship with the Company or a Subsidiary, an Award will be terminated only if it is fully exercised or if it has expired by its terms or by the terms of this Plan. For these purposes, any leave of absence approved by the Company shall not be deemed to be a termination of employment, nor shall such approved leave of absence toll the Term of any Award whereby the Term of an Award would be extended to account for the time of the approved leave of absence.

          12.1.2 Death, Disability or Retirement. If a Participant’s employment by the Company or a Subsidiary terminates by reason of death, Disability or Retirement, or in the case of an advisory relationship, other than as a Non-Employee Director, if such business relationship terminates by reason of death or Disability, any Award held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative, for a period of one year following termination of employment, death or Disability, and ninety days in the case of Retirement, or such longer period as the Committee may specify at or after grant in all cases other than Incentive Options, or until the expiration of the stated Term of such Award, whichever period is shorter.

          12.1.3 Termination for Cause. Awards shall terminate immediately if employment is terminated for Cause or by voluntary action of the Participant without the consent of the Company. “Cause” is defined as including, but not limited to, theft of or intentional damage to the Company’s property, intentional harm to the Company’s reputation, material breach of the Participant’s duty of fidelity to the Company, excessive use of alcohol, the use of illegal drugs, the commission of a criminal act, willful violation of the Company’s policies, or trading in Common Shares for personal gain based on knowledge of the Company’s activities or results when such information is not available to the general public.

          12.1.4 Employment and Noncompetition Agreements. If an individual holding an Award violates any term of any written employment, confidentiality or noncompetition agreement between the Company and that person, all existing Awards held by such person will terminate immediately. In addition, if at any time of such violation such person has exercised an Award for Common Shares but has not received certificates for the Common Shares to be issued, the Company may void the Award and its exercise. Any such actions by the Company shall be in addition to, and not in lieu of, any other rights or remedies available to the Company in such circumstances.

          12.1.5 Other. Except as provided above in this Section 13.1, unless otherwise determined by the Committee at or after grant, if a Participant’s employment by, or business relationship with, the Company or a Subsidiary terminates for any reason other than death, as provided above, the Award will terminate on the earlier to occur of the stated expiration date or ninety days after termination of the employment or business relationship. If a Participant dies during the ninety day period following the termination of the employment or business relationship, any unexercised Award held by the Participant, or transferred by the Participant in accordance with Article 12, shall be exercisable, to the full extent that such Award was exercisable at the time of death, by the heirs, beneficiaries or legal representative of the estate of the Participant, for a period of one year after the date of termination of employment of the Participant or until the expiration of the stated term of the Award, whichever occurs first.

     12.2 Acceleration of Vesting and Extension of Exercise Period Upon Termination.

          12.2.1 Notwithstanding anything contained in this Article 13, upon the termination of employment of a Participant who is not an Officer or Director of the Company, for reasons other than those provided in Sections 13.1.3 and 13.1.4, the Committee may, in its sole discretion, accelerate the vesting of all or part of any Awards held by such terminated Participant, or Transferred by the Participant in accordance with Article 11, so that such Awards are fully or partially exercisable as of the date of termination, and may also extend the permitted exercise period of such Awards for up to five years from the date of termination, but in no event longer than the original expiration date of such Award.

          12.2.2 Except as provided in Section 12.2.1 or Section 4.2, in no event will the continuation of the exercisability of an Award beyond the date of termination of employment allow the Participant, or his or her beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Common Shares through the exercise of an Award than could have been purchased on the date that employment was terminated.

ARTICLE 13
DEFERRALS

     The Committee may permit recipients of Awards to defer the distribution of all or part of any Award in accordance with such terms and conditions as the Committee shall establish.

ARTICLE 14
TERMINATION OR AMENDMENT OF PLAN

     Notwithstanding any other provisions hereof to the contrary, the Board may assume responsibilities otherwise assigned to the Committee and may at any time, amend, in whole or in part, any provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant. No amendment shall, without shareholder approval, increase the number of Common Shares available under the Plan, cause the Plan or any Award granted under the Plan to fail to meet the conditions for exclusion of application of the $1,000,000 deduction limitation imposed by the Section 162(m) of the Code or cause any Incentive Option to fail to qualify as an “Incentive Stock Option” as defined by Section 422 of the Code.

ARTICLE 15
GENERAL PROVISIONS

     15.1 No Right to Continued Employment or Business Relationship. Neither the establishment of the Plan nor the granting of any Award hereunder shall confer upon any Participant any right to continue in the employ of, or in any business relationship with, the Company or any Subsidiary, or interfere in any way with the right of the Company or any Subsidiary to terminate such employment or business relationship at any time.

     15.2 No Right to Award. No Eligible Employee, Advisor or Non-Employee Director shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award or Stock Option. Neither the Award nor any benefits arising out of this Plan shall constitute part of a Participant’s employment or service contract with the Company or any Affiliate and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company or any Affiliate for severance payments.

     15.3 No Claim/Uniformity. Except as provided in Section 7.4, no Eligible Employee, Advisor or Non-Employee Director shall have any claim to receive any Award under this Plan, and there is no obligation for uniformity of treatment of Participants under this Plan.

     15.4 Acceptance of Award Agreement. The prospective recipient of any Award under this Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have accepted any Award Agreement or other instrument evidencing the Award.

     15.5 Certificates for Common Shares. All certificates for Common Shares delivered under this Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates to make appropriate reference to such restrictions.

     15.6 No Offer to Sell Securities. No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the federal securities laws and any other laws to which such offer, if made, would be subject.

     15.7 Other Plans. The value of, or income arising from, any Awards issued under this Plan shall not be treated as compensation for purposes of any pension, profit sharing, life insurance, Disability or other Retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary, unless such plan specifically provides to the contrary. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

     15.8 Withholding of Taxes. The Company may deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Common Shares or the payment of any cash to a Participant, payment by the Participant of any Federal, state, local or foreign taxes required by law to be withheld. The Committee may permit any such withholding obligation to be satisfied by reducing the number of Common Shares otherwise deliverable or by accepting the delivery of previously owned Common Shares. Any fraction of a Common Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

     15.9 Reimbursement of Taxes. The Committee may provide in its discretion that the Company may reimburse a Participant for federal, state, local and foreign tax obligations incurred as a result of the grant or exercise of an Award issued under this Plan.

     15.10 Governing Law. This Plan and actions taken in connection with it shall be governed by the laws of Ohio without regard to the principles of conflict of laws.

     15.11 Liability. No employee of the Company nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to this Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.

     15.12 Severability. If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

     15.13 Shareholder Approval. This Plan is contingent upon approval by shareholders at the Company’s 2005 Annual Shareholders’ Meeting. If such approval is not obtained, this Plan shall become null and void and any Awards made pursuant to it shall become null and void.

MERIDIAN BIOSCIENCE, INC.

NOMINATING COMMITTEE CHARTER

     This Charter has been adopted by the Board of Directors of Meridian Bioscience, Inc. and may be modified by the Board from time to time. The following are the purposes, duties and responsibilities of the Nominating Committee:

     1.To recommend to the Board any changes in the size of the Board and of its Committees;

     2.To identify qualified nominees for the Board and determine the particular nominees who will be nominated by the Company for annual election to the Board. If there is a vacancy in any director’s seat, whether through an increase in the size of the Board or otherwise, the Committee shall recommend to the Board of Directors a nominee to fill such vacancy;

     3.In nominating individuals as directors, the Committee shall take into account, among other factors which it may deem appropriate, the judgments, skill, diversity, business experience, and needs of the Board as its function relates to the business of the Company;

     4.The Committee shall consider candidates proposed by management and stockholders as well as by its own members;

     5.To identify Board members qualified to fill vacancies on Committees of the Board taking into account requirements of the National Association of Securities Dealers, federal and state law and the suitability of persons for particular Committee assignments and any other factors deemed appropriate by the Committee.

December 21, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by Meridian Bioscience, Inc. (copy attached), which have been filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Meridian Bioscience, Inc.’s Form 8-K report dated December 7, 2004. We agree with the statements concerning our Firm in Meridian Bioscience’s Form 8-K dated December 7, 2004 filed on December 13, 2004 except that we have no basis to comment on the procedures or criteria that may have been followed by the Audit Committee of the Board of Directors in seeking proposals, whether the intended results will be achieved, or whether the levels of audit work proposed to be performed by others was comparable to that proposed by PricewaterhouseCoopers LLP or sufficient to meet the reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

Very truly yours,

PricewaterhouseCoopers LLP

     MERIDIAN BIOSCIENCE, INC.

PROXY FOR ANNUAL MEETING	The undersigned hereby appoints WILLIAM J. MOTTO and MELISSA A. LUEKE, or either of them, proxies of the undersigned, each with the power of substitution, to vote cumulatively or otherwise all shares of Common Stock which the undersigned would be entitled to vote on the matters specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting of Shareholders of Meridian Bioscience, Inc. to be held on January 20, 2005 at 2:00 P.M. Eastern Time at Holiday Inn, 4501 Eastgate Boulevard, Cincinnati, Ohio and any postponement or adjournment of such Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	Authority to elect as directors the six nominees listed below.

FOR	WITHHOLD AUTHORITY

     JAMES A. BUZARD, JOHN A. KRAEUTLER, GARY P. KREIDER, WILLIAM J. MOTTO, DAVID C. PHILLIPS AND ROBERT J. READY

WRITE THE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY

TO VOTE IS WITHHELD

2.	To approve the Meridian Bioscience, Inc. 2004 Equity Compensation Plan

FOR	AGAINST	ABSTAIN

3.	To ratify the appointment of Grant Thornton LLP as independent public accountants for fiscal 2005.

FOR	AGAINST	ABSTAIN

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

(This proxy is continued and is to be signed on the reverse side)

Date	,

Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS